UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 23, 2006
Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21074 (Commission File Number)	77-0158076 (IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA (Address of Principal Executive Offices)	93111 (Zip Code)
Registrant’s telephone number, including area code: (805) 690-4500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.
     Mr. Shalvoy, a director and stockholder, owes Superconductor Technologies Inc. (the “Company”) a total of $820,244 of principal, plus accrued interest of more than $214,000, under two, full recourse promissory notes. The notes are secured by 151,762 shares of the Company’s common stock with a current market value of approximately $70,000.
     The Company acquired the notes in connection with the acquisition of Conductus, Inc. in December 2002. Conductus made these two loans to Mr. Shalvoy, its then President and Chief Executive Officer, prior to the acquisition. Mr. Shalvoy issued the notes to Conductus as payment for the purchase price on the exercise of stock options in December 2000. The notes mature December 28, 2005 ($460,244 principal amount) and August 21, 2006 ($360,000 principal amount).
     Mr. Shalvoy recently notified the Company of his intention not to repay either of the loans. Mr. Shalvoy alleges, among other things, that the Conductus board committed to forgive the loans should the stock purchase turn out to have negative financial consequences to him. Mr. Shalvoy had not previously disclosed this alleged agreement to the Company, and the Company has not found any and is not aware of any documentation to support his allegation. The Company does not believe that any agreement to forgive the notes ever existed, and it believes that the notes are valid and binding debt obligations of Mr. Shalvoy. Consequently, the Company filed a lawsuit against Mr. Shalvoy on December 21, 2005 in the California Superior Court (Case No. 1186812) to collect payment in full of all principal and interest due under both notes.
     The Company carried the principal and accrued interest for both notes as assets on its most recent balance sheet dated October 1, 2005. As of that date, the balance sheet included principal of $820,000 under the heading “Notes Receivable from Stockholder” and accrued interest of $203,000 in the line item “Prepaid Expenses and Other Current Assets.” Notwithstanding its firm belief that the notes are valid and binding debt obligations, the Company concluded on January 23, 2006 that generally accepted accounting principles require the recording of a material, non-cash reserve against these assets in the fourth quarter of 2005 due to Mr. Shalvoy’s refusal to pay the notes voluntarily. The reserve of $969,000 represents the total value of the notes (principal plus accrued interest) less the market value of the collateral securing the notes.
Item 8.01. Other Events.
     On January 24, 2006, the Board of Directors created an executive committee and delegated to it responsibility for most board matters. The Executive Committee consists of all the directors except Mr. Shalvoy. Mr. Shalvoy is not a member of any other standing committee of the Board.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.
Date: January 27, 2006	By:	/s/ Martin S. McDermut
Martin S. McDermut, Senior Vice President, Chief Financial Officer and Secretary

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